UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 11, 2003

Commission File Number 0-4281
ALLIANCE GAMING CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	88-0104066
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6601 S. Bermuda Rd.
Las Vegas, Nevada (Address of principal executive offices)	89119 (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (702) 270-7600

ITEM 5. Other Events

On September 11, 2003, Alliance Gaming Corporation announced the closing of the tender offer and consent solicitation for its 10% Senior Subordinated Notes due 2007, the commencement of the redemption for the remaining un-tendered 10% Senior Subordinated Notes, and the funding of a new $400 million bank loan. A copy of the press release is attached hereto as Exhibit 99.1, and the loan agreement dated as of September 5, 2003 is attached hereto as Exhibit 99.2 and both are incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(a)	Financial Statement of Businesses Acquired.

Not Applicable.

(b)	Pro Forma Financial Information

Not Applicable.

(c)	Exhibits

(99.1) Press release dated September 11, 2003.

(99.2) Loan Agreement Dated September 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto authorized.

     ALLIANCE GAMING CORPORATION
     (Registrant)

By	/s/ Robert Miodunski

President and Chief Executive Officer (Principal Executive Officer)

By	/s/ Robert L. Saxton

Sr. Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Date: September 11, 2003